Kingstone Companies, Inc. Schedules 2014 Second Quarter Financial Results
and Conference Call

Kingston, NY — July 16, 2014 – Kingstone Companies, Inc. (Nasdaq CM: KINS) (the “Company” or “Kingstone”), a multi-line regional property and casualty insurance holding company, today announced that it will hold its Fiscal 2014 second quarter results conference call for analysts and investors on Wednesday, August 13, 2014 at 8:30 a.m. Eastern.  The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, August 12, 2014 at 4:00 p.m. Eastern. Kingstone's Chief Executive Officer, Barry Goldstein, and Chief Financial Officer, Victor Brodsky, will host the conference call.

The details of the conference call and webcast are as follows:

Date: Wednesday, August 13, 2014
Time: 8:30 a.m. Eastern

Access by conference call:
Domestic callers: 877-407-3105
International callers: 201-493-6794

Access by webcast:
Go to the Kingstone Companies' website at http://www.kingstonecompanies.com/ for a live webcast link.  To ensure a timely connection, it is recommended that users register at least 15 minutes prior to the scheduled webcast.  A replay of the webcast will be made available for approximately 30 days.

About Kingstone Companies, Inc
Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York.  Kingstone is a multi-line regional property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers.  Kingstone is licensed to write insurance policies in New York and Pennsylvania.  Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

CONTACT: Kingstone Companies, Inc. Victor Brodsky CFO (845) 802-7900	-OR-	INVESTOR RELATIONS: The Equity Group Inc. Forrest Hunt Associate (212) 836-9610 / fhunt@equityny.com Adam Prior Senior Vice-President (212) 836-9606 / aprior@equityny.com